AMENDMENT NO. 1 DATED
                              AS OF JUNE 18, 2000
                   TO THE AGREEMENT AND PLAN OF MERGER AMONG
                 HEALTHEON/WEBMD CORPORATION, AVICENNA SYSTEMS
        CORPORATION AND CAREINSITE, INC., DATED AS OF FEBRUARY 13, 2000

     Amendment No. 1, dated as of June 18, 2000 (the "Amendment"), to the Agreement and Plan of Merger, dated as of February 13, 2000 (the "Merger Agreement"), among Healtheon/WebMD Corporation ("Parent"), Avicenna Systems Corporation ("ASC") and CareInsite, Inc. (the "Company").

     PRELIMINARY STATEMENTS

     Parent, ASC and the Company are parties to the Merger Agreement. Capitalized terms not otherwise defined herein have the same meanings as specified in the Merger Agreement.

     Parent, ASC and the Company desire to amend the Merger Agreement as described herein.

     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, ASC and the Company hereby agree as follows:

          1. Representations and Warranties of the Company and ASC. From and after the date hereof, Section 3.15 of the Merger Agreement shall be amended to read in full as follows:

             "The Company has received the opinion of Banc of America Securities LLC dated June 18, 2000 that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock."

          2. Representations and Warranties of Parent. From and after the date hereof, Section 4.15 of the Merger Agreement shall be amended to read in full as follows:

             "Parent has received the opinion of Morgan Stanley & Co. Incorporated, dated June 18, 2000 that, as of such date, the Exchange Ratios in the Merger and the Medical Manager Merger, taken together and not separately, are fair to Healtheon/WebMD from a financial point of view."

          3. Covenants of the Company.  From and after the date hereof, Section
     5.01 of the Merger Agreement shall be amended as follows:

             (a) The text of Sections 5.01(e), (j), (k), (l), (m) and (n) shall be deleted in their entirety and replaced with, in each case, with "[RESERVED]";

             (b) Section 5.01(c)(ii) shall be amended to read in full as follows:

          "the issuance of Company Stock Options to purchase shares of Company Common Stock and the shares of Company Common Stock issuable pursuant to such Company Stock Options";

             (c) Section 5.01(c) shall be amended to add the following at the end of the existing clause (iii), and the existing clause (iv) shall be renumbered as clause (v):

          "(iv) the issuance by CareInsite of Series A Preferred Stock pursuant to the Subscription Agreement dated as of September 15, 1999 between CareInsite and America Online, Inc."

             (d) Section 5.01(f)(ii) shall be amended to delete the word "and" from the immediately preceding clause (C) and to add the following at the end of the existing clause (C) to read in full as follows:

          "and (D) loans or advances that in the aggregate do not exceed $10,000,000"; and

             (e) Section 5.01(p) shall be amended to delete the parenthetical clause in the third line.

          4. Covenants of Parent. From and after the date hereof, Section 5.02 of the Merger Agreement shall be amended as follows:

             (a) Section 5.02(c)(ii) shall be amended to read in full as follows:

          "the issuance of Parent Stock Options to purchase shares of Parent Common Stock and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options";

             (b) Section 5.02(e)(ii) shall be amended to delete the word "and" immediately preceding clause (C) and to add the following at the end of the existing clause (C) to read in full as follows:

          "and (D) loans or advances that in the aggregate do not exceed $10,000,000"; and

             (c) Section 5.02(i) shall be amended to delete the parenthetical clause beginning in the second line.

          5. Further Action; Consents; Filings.  From and after the date hereof,
     Section 6.07 of the Merger Agreement shall be amended as follows:

             (a) Section 6.07(a) shall be amended to add the following sentence at the end of the existing clause (a):

          "Each of Parent and the Company shall use best efforts to certify, by no later than July 30, 2000, and shall certify no later than August 15, 2000, to the Department of Justice as required by Section 802.6(b) of the implementing rules for the HSR Act that such party has substantially complied with the request for additional information the parties received on May 24, 2000 in connection with their pre-merger notification filing under the HSR Act."

             (b) The proviso of the second sentence of Section 6.07(c) of the Merger Agreement shall be amended to read in full as follows:

          "provided, however, that neither Parent and the Parent Subsidiaries, on the one hand, nor the Company and the Company Subsidiaries, on the other hand, shall be required to take any actions otherwise required hereunder if the effect of such actions would have a material adverse effect on the financial position, business, or results of operations of the Parent, the Parent Subsidiaries, the Company, the Company Subsidiaries, Medical Manager and each of the other Subsidiaries of Medical Manager, all taken as a whole."

          6. Change in Name of Counsel. From and after the date hereof, (a) the reference to "Nelson Mullins Riley & Scarborough, L.L.P." in Section 7.02(c) shall be amended to be a reference to "Alston & Bird L.L.P."; and

             (b) the reference to "Nelson Mullins Riley & Scarborough, L.L.P." and its address in Section 9.02(a) shall be amended to read as follows:

          "Alston & Bird L.L.P.
          1211 East Morehead Street
          Charlotte, NC 28204
          Telephone No.: (704) 331-6002
          Telecopier No.: (704) 334-2014
          Attention: H. Bryan Ives III
                     C. Mark Kelly"

          7. Termination. From and after the date hereof, Section 8.01(b) of the Merger Agreement shall be amended to replace "September 30, 2000" with "November 30, 2000".

          8. Representations and Warranties of the Company. The Company and ASC hereby jointly represent and warrant to Parent that:

             (a) Each of the Company and ASC has all necessary corporate power and authority to execute and deliver this Amendment and, subject to the terms and conditions of this Amendment and the Merger Agreement and in the case of the Company, the approval of the Merger Agreement by the holders of a majority of then outstanding shares of Company Common Stock, to perform its obligations hereunder and under the Merger Agreement and to consummate the transactions contemplated by this Amendment and the Merger Agreement; (b) the execution and delivery of this Amendment by each of the Company and ASC and the consummation by each of the Company and ASC of the transactions contemplated by this Amendment and the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company or ASC are necessary to authorize this Amendment or to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement (other than, with respect to the Merger, the approval of the Company Proposal by the holders of a majority of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and Massachusetts Law and subject to the terms and conditions of this Amendment); and (c) this Amendment has been duly and validly executed and delivered by each of the Company and ASC and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of each of the Company and ASC, enforceable against each of the Company and ASC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at
        Law).

          9. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that:

             (a) Parent has all necessary corporate power and authority to execute and deliver this Amendment and, subject to the terms and conditions of this Amendment and the Merger Agreement and obtaining the necessary approvals of Parent's stockholders, to perform its obligations hereunder and under the Merger Agreement and to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement; (b) the execution and delivery of this Amendment by Parent and the consummation by Parent of the Merger and the other transactions contemplated by this Amendment and the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Amendment or to consummate the Merger and the other transactions contemplated by this Amendment and the Merger Agreement (other than, with respect to the Merger, the approval of the Parent Proposal by a majority of the shares of Parent Common Stock present and entitled to vote at the Parent Stockholders' Meeting, and the filing and recordation of appropriate merger documents as required by Delaware Law and subject to the terms and conditions of this Amendment); and (c) this Amendment has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          10. Effect on Agreement. (a) From and after the date hereof, each reference in the Merger Agreement or any other agreement in connection therewith to "this Agreement", "hereunder", "hereof" or words of like import referring to the Merger Agreement, shall mean and be a reference to the Merger Agreement as amended by this Amendment.

             (b) The Merger Agreement as specifically amended hereby and subject to the conditions herein, is and shall remain in full force and effect and is in all respects ratified and confirmed.

             (c) The Company hereby waives any rights it has or may have, as of the date hereof, pursuant to Section 7.03(a) and (b) of the Merger Agreement, as amended, based solely on the facts and circumstances of which the Company has Knowledge, as of the date hereof, in respect of the representations, warranties and covenants made and agreed to by Parent. Parent hereby waives any rights it has or may have, as of the date hereof, pursuant to Section 7.02(a) and (b) of the Merger Agreement, as amended, based solely on the facts and circumstances of which Parent has Knowledge, as of the date hereof, in respect of the representations, warranties and covenants made and agreed to by the Company. Except as specifically set forth in this Amendment, the execution and delivery of this Amendment is not intended, and shall not operate, to affect in any way any rights or remedies a party may have with respect to the execution, delivery and performance of the Merger Agreement, including the representations, warranties and covenants contained therein, all of which rights or remedies are hereby expressly reserved.

          11. Counterparts. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto to duly authorized, as of the date first above written.

                                      HEALTHEON/WEBMD CORPORATION

                                      By: /s/ JACK DENNISON
                                        ----------------------------------------
                                          Name: Jack Dennison
                                          Title: Executive Vice President and
                                                 General Counsel

                                      AVICENNA SYSTEMS CORPORATION

                                      By: /s/ DAVID SCHLANGER
                                        ----------------------------------------
                                          Name: David Schlanger
                                          Title: Senior Vice President

                                      CAREINSITE, INC.

                                      By: /s/ DAVID C. AMBURGEY
                                        ----------------------------------------
                                          Name: David C. Amburgey
                                          Title: Senior Vice President and
                                                 General Counsel